Exhibit 99.1

Iteris Reports 14% Revenue Growth Year Over Year for Fiscal Third Quarter 2022

Estimates Fourth Quarter Double Digit Organic Revenue Growth and Revises Full Year Revenue Guidance to $134 Million to $136 Million, Representing 14% to 16% Growth Year Over Year
SANTA ANA, Calif. – February 3, 2022 – Iteris, Inc. (NASDAQ: ITI), the global leader in smart mobility infrastructure management, today reported financial results for its fiscal third quarter 2022 ended December 31, 2021. During the first quarter of fiscal 2021, the company completed the sale of its Agriculture and Weather Analytics segment to DTN, LLC. The results of the Agriculture and Weather Analytics segment are reported as discontinued operations for all periods presented in this release.

Fiscal Third Quarter 2022 Financial Summary

•Total revenue of $32.0 million, up 14% year over year
◦Service revenue was up 37% year over year to $16.1 million, due to continued adoption of Iteris’ ClearMobility™ Platform
◦Product revenue was down 3% year over year to $15.9 million, due to supply chain and third-party supplier delays
•Record total net bookings of $40.9 million, up 99% year over year
•Record total ending backlog of $92.3 million, up 20% year over year
•GAAP net loss from continuing operations of $2.4 million, or $(0.06) per diluted share, due to additional costs incurred related to raw material shortages

Year to Date 2022 Financial Summary

•Total revenue of $99.3 million, up 16% year over year
◦Service revenue was up 24% year over year to $47.7 million, due to continued adoption of Iteris’ ClearMobility Platform
◦Product revenue was up 10% year over year to $51.6 million, despite supply chain and third-party supplier delays
•Total net bookings of $113.6 million, up 28% year over year
•GAAP net loss from continuing operations of $3.9 million, or $(0.09) per diluted share
•Adjusted EBITDA of $5.5 million, a 3% decrease year over year

Fiscal Full Year 2022 Outlook

•Adjusts total revenue guidance range to $134 million to $136 million, which would represent year-over-year growth of 14% to 16%
•Lowers adjusted EBITDA guidance range to 5% to 5.4% of fiscal 2022 full year revenue

Management Commentary:

“While supply chain issues affected cost of goods sold and revenue recognition in our fiscal third quarter, we experienced sustained strong customer adoption of Iteris’ ClearMobility Platform,” said Joe Bergera, president and CEO of Iteris. “During the quarter, total net bookings rose 99% year over year, resulting in record total ending backlog of $92.3 million. Although we anticipate supply chain challenges to continue through our fiscal fourth quarter, we expect double digit organic revenue growth due to the strength of our backlog and continued above market bookings growth.”

GAAP Fiscal Third Quarter 2022 Financial Results

Total revenue in the third quarter of fiscal 2022 increased 14% to $32.0 million, compared with $28.2 million in the same quarter a year ago, primarily driven by the addition of revenues from TrafficCast.

Operating expenses in the third quarter increased 9% to $13.1 million, compared with $12.0 million the same quarter a year ago. The increase was a result of the TrafficCast acquisition, and continued investment in research and development, and sales and marketing.

Operating loss from continuing operations in the third quarter was approximately $2.0 million, compared with an operating loss from continuing operations of approximately $0.3 million in the same quarter a year ago. Net loss from continuing operations in the third quarter was approximately $2.4 million, or $(0.06) per diluted share, compared with net loss from continuing operations of $0.3 million, or $(0.01) per diluted share, in the same quarter a year ago.

Non-GAAP Fiscal Third Quarter 2022 Financial Results

In addition to results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), the company has included the following non-GAAP financial measure: Adjusted income from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, restructuring charges, acquisition costs, executive severance and transition costs, and project loss reserves (“Adjusted EBITDA”). A discussion of the company’s use of this non-GAAP financial measure is set forth below in the financial statements portion of this release under the heading “Non-GAAP Financial Measures and Reconciliation.”

Adjusted EBITDA in the third quarter was approximately $0.1 million, or 0.3% of total revenues, compared with approximately $1.5 million, or 5.2% of total revenues, in the same quarter a year ago.

Earnings Conference Call

Iteris will conduct a conference call today to discuss its fiscal third quarter results.

Date: Thursday, February 3, 2022
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: +1-888-220-8451
International dial-in number: +1 323-794-2588
Conference ID: 8805832

To listen to the live webcast or view the press release, please visit the investor relations section of the Iteris website at www.iteris.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through February 10, 2021. To access the replay dial information, please click here.

About Iteris, Inc.

Iteris is the global leader in smart mobility infrastructure management – the foundation for a new era of mobility. We apply cloud computing, artificial intelligence, advanced sensors, advisory services and managed services to achieve safe, efficient and sustainable mobility. Our end-to-end solutions monitor, visualize and optimize mobility infrastructure around the world to help ensure that roads are safe, travel is efficient, and communities thrive. Visit www.iteris.com for more information, and join the conversation on Twitter, LinkedIn and Facebook.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as "believes," "anticipates," "expects," "intends," "plans," "seeks," "estimates," "may," "will," "can," and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s anticipated demand and growth opportunities, conversion of bookings to revenue, the impact and success of new solution offerings, the Company’s recent acquisition, our future performance, growth and profitability, operating results, and financial condition and prospects. Such statements are subject to certain risks, uncertainties, and assumptions that are difficult to predict and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, federal, state and local government budgetary issues, spending and scheduling changes, funding constraints and delays, including in light of the COVID-19 pandemic; the timing and amount of government funds allocated to overall transportation infrastructure projects and the transportation industry; our ability to replace large contracts once they have been completed; the effectiveness of efficiency, cost, and expense reduction efforts; our ability to achieve anticipated benefits from our sale of our Agriculture and Weather Analytics segment; our ability to successfully complete and integrate acquired assets and companies; our ability to specify, develop, complete, introduce, market and gain broad acceptance of our new and existing product and service offerings; risks related to our ability to recruit and/or retain key talent; the potential unforeseen impact of product and service offerings from competitors, increased competition in certain market segments, and such competitors’ patent coverage and claims; any softness in the markets that we address; adverse effects of the COVID-19 pandemic on our vendors and our employees; and the impact of general economic and political conditions and specific conditions in the markets we address, and the possible disruption in government spending and commercial activities, such as the COVID-19 pandemic, import/export tariffs, terrorist activities or armed conflicts in the United States and internationally. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, as contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC's website (www.sec.gov).

Iteris Contact
Douglas Groves
Senior Vice President and Chief Financial Officer
Tel: (949) 270-9643
Email: dgroves@iteris.com

Investor Relations
MKR Investor Relations, Inc.
Todd Kehrli
Tel: (213) 277-5550
Email: iti@mkr-group.com

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
BALANCE SHEETS
(in thousands)

	December 31, 2021	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$27,474	$25,205
Restricted cash	199	263
Short-term investments	—	3,100
Trade accounts receivable, net	20,446	19,020
Unbilled accounts receivable	12,405	11,541
Inventories	6,884	5,066
Prepaid expenses and other current assets	3,147	5,445
Current assets of discontinued operations	27	—
Total current assets	70,582	69,640
Property and equipment, net	1,510	1,923
Right-of-use assets	11,934	11,353
Intangible assets, net	12,296	14,297
Goodwill	28,340	28,340
Other assets	555	1,238
Noncurrent assets of discontinued operations	24	78
Total assets	$125,241	$126,869
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$8,208	$8,935
Accrued payroll and related expenses	11,103	11,734
Accrued liabilities	4,960	4,921
Deferred revenue	7,320	7,349
Current liabilities of discontinued operations	154	94
Total current liabilities	31,745	33,033
Long-term liabilities	14,500	14,596
Noncurrent liabilities of discontinued operations	197	261
Total liabilities	46,442	47,890
Stockholders’ equity	78,799	78,979
Total liabilities and stockholders’ equity	$125,241	$126,869

ITERIS, INC.
UNAUDITED CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020

Product revenues	$15,870	$16,380	$51,632	$47,039
Service revenues	16,134	11,790	47,704	38,387
Total revenues	32,004	28,170	99,336	85,426
Cost of product revenues	10,389	8,413	28,929	25,826
Cost of service revenues	10,521	8,107	34,090	25,724
Cost of revenues	20,910	16,520	63,019	51,550
Gross profit	11,094	11,650	36,317	33,876
Operating expenses:
General and administrative	5,936	6,277	18,433	17,517
Sales and marketing	4,637	3,871	14,119	10,600
Research and development	1,851	1,435	5,445	3,483
Amortization of intangible assets	668	376	2,004	836
Restructuring charges	—	—	—	619
Total operating expenses	13,092	11,959	40,001	33,055
Operating income (loss)	(1,998)	(309)	(3,684)	821
Non-operating income (expense):
Other income (expense), net	(33)	30	15	2
Interest income, net	4	11	8	108
Income (loss) from continuing operations before income taxes	(2,027)	(268)	(3,661)	931
(Provision) benefit for income taxes	(375)	7	(201)	(55)
Net income (loss) from continuing operations	(2,402)	(261)	(3,862)	876
Income (loss) from discontinued operations before gain on sale, net of tax	(28)	18	(104)	(1,646)
Gain on sale of discontinued operations, net of tax	—	31	—	11,319
Net income (loss) from discontinued operations, net of tax	(28)	49	(104)	9,673
Net income (loss)	$(2,430)	$(212)	$(3,966)	$10,549

Income (loss) per share - basic:
Income (loss) per share from continuing operations	$(0.06)	$(0.01)	$(0.09)	$0.02
Income per share from discontinued operations	$0.00	$—	$0.00	$0.24
Net income (loss) per share	$(0.06)	$(0.01)	$(0.09)	$0.26

Income (loss) per share - diluted:
Income (loss) per share from continuing operations	$(0.06)	$(0.01)	$(0.09)	$0.02
Income per share from discontinued operations	$0.00	$—	$0.00	$0.23
Net income (loss) per share	$(0.06)	$(0.01)	$(0.09)	$0.25

Shares used in basic per share calculations	42,333	41,212	42,164	40,978
Shares used in diluted per share calculations	42,333	41,212	42,164	41,543

ITERIS, INC.

Non-GAAP Financial Measures and Reconciliation

In addition to results presented in accordance with GAAP, the company has included the following non-GAAP financial measure in this release: Adjusted income (loss) from continuing operations before interest, taxes, depreciation, amortization, stock-based compensation expense, restructuring charges, and project loss reserves (“Adjusted EBITDA”).

When viewed with our financial results prepared in accordance with GAAP and accompanying reconciliations, we believe Adjusted EBITDA provides additional useful information to clarify and enhance the understanding of the factors and trends affecting our past performance and future prospects. We define this measure, explain how it is calculated and provide reconciliations of this measure to the most comparable GAAP measure in the table below. Adjusted EBITDA is a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP. This is not a measurement of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP, or as an alternative to net cash provided by operating activities as measures of our liquidity. The presentation of this measure should not be interpreted to mean that our future results will be unaffected by unusual or nonrecurring items.

We use the Adjusted EBITDA non-GAAP operating performance measure internally as a complementary financial measure to evaluate the performance and trends of our businesses. We present Adjusted EBITDA and the related financial ratios, as applicable, because we believe that measures such as these provide useful information with respect to our ability to meet our operating commitments.

Adjusted EBITDA and the related financial ratios have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:
•They do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;
•They are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•They do not reflect the impact on earnings of charges resulting from matters unrelated to our ongoing operations; and
•Other companies in our industry may calculate Adjusted EBITDA differently from us, limiting their usefulness as comparative measures.

Because of these limitations, Adjusted EBITDA and the related financial ratios should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only as supplemental information. See our Condensed Consolidated Financial Statements contained in this Press Release. However, in spite of the above limitations, we believe that Adjusted EBITDA and the related financial ratios are useful to an investor in evaluating our results of operations because these measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such terms, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors;
•Help investors to evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating performance; and
•Are used by our management team for various other purposes in presentations to our Board of Directors as a basis for strategic planning and forecasting.

The following financial items have been added back to or subtracted from our net income when calculating Adjusted EBITDA:
•Interest expense. Iteris excludes interest expense because it does not believe this item is reflective of ongoing business and operating results. This amount may be useful to investors for determining current cash flow.
•Income tax. This amount may be useful to investors because it represents the taxes which may be payable for the period and the change in deferred taxes during the period, and may reduce cash flow available for use in our business.

•Depreciation. Iteris excludes depreciation expense primarily because it is a non-cash expense. These amounts may be useful to investors because it generally represents the wear and tear on our property and equipment used in our operations.
•Amortization. Iteris incurs amortization of intangible assets in connection with acquisitions. Iteris also incurs amortization related to capitalized software development costs. Iteris excludes these items because it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to investors because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights.
•Stock-based compensation. These expenses consist primarily of expenses from employee and director equity based compensation plans Iteris excludes stock-based compensation primarily because they are non-cash expenses and Iteris believes that it is useful to investors to understand the impact of stock-based compensation to its results of operations and current cash flow.
•Restructuring charges. These expenses consist primarily of employee separation expenses, facility termination costs, and other expenses associated with Company restructuring activities. Iteris excludes these expenses as it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.
•Project loss reserves. These expenses consist primarily of expenses incurred to complete a software development contract that will not be recoverable and largely related to previously incurred and capitalized costs for non-recurring engineering activity. Iteris excludes these expenses as it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.
•Executive severance and transition costs. Iteris excludes executive severance and transition costs because it does not believe that these expenses are reflective of ongoing operating results in the period incurred. These amounts may be useful to our investors in evaluating our core operating performance.

Reconciliations of net income (loss) from continuing operations to Adjusted EBITDA and the presentation of Adjusted EBITDA as a percentage of net revenues were as follows:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2020	2021	2020
	(In Thousands)		(In Thousands)
Net income (loss) from continuing operations	$(2,402)	$(261)	$(3,862)	$876

Income tax expense (benefit)	375	(7)	201	55
Depreciation expense	203	183	629	551
Amortization expense	810	512	2,428	1,236
Stock-based compensation	768	740	2,396	2,071
Other adjustments:
Restructuring charges	—	—	—	619
Acquisition costs	—	285	—	285
Project loss	—	—	3,394	—
Executive severance and transition costs	$340	$—	$340	$—
Total adjustments	$2,496	$1,713	$9,388	$4,817
Adjusted EBITDA	$94	$1,452	$5,526	$5,693
Percentage of total revenues	0.3%	5.2%	5.6%	6.7%